Exhibit 99.1

NewsRelease Corporate Communications

MEDIA	INVESTORS
Melissa Morey	Emily Janowsky
415-396-4417	415-396-4496

WELLS FARGO ANNOUNCES RESULTS

OF DEBT TENDER OFFER

SAN FRANCISCO, June 24, 2004 - Wells Fargo & Company (NYSE: WFC) today announced the results of its previously announced tender offers for “any and all” of the outstanding securities of 17 different series of debt of the Company and its affiliates. The offers commenced on June 17, 2004, and expired at 11:59 p.m., New York City time, on Wednesday, June 23, 2004. At settlement (scheduled for tomorrow), the Company will pay approximately $2.44 billion in total (including interest) for all securities purchased. The Company expects to record a pre-tax charge to earnings of approximately $176 million, or approximately $.06 per share after tax, in the second quarter upon settlement of the transactions.

“The completion of this tender offer is the latest example of our continued success in capitalizing on market opportunities to minimize our long-term funding costs,” said Howard Atkins, Chief Financial Officer. “In April, 2003, we completed one of the largest convertible debt offerings at what we believe was the highest conversion premium ever for a financial institution, and in March, 2004, we completed one of the largest global debt offerings ever for a financial institution. The debt retired in this tender offer had been previously issued at interest rates substantially above these recent financings and well above the Company’s current new issuance costs.”

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Each offer in the tender offer was conditioned on the Company paying no more than $2.5 billion in total (including interest) for all securities purchased in all of the offers. To meet this condition, the Company terminated the offer for the following series:

Issuer	Title of Securities	CUSIP Number/ (ISIN Number)
Wells Fargo Financial, Inc.	5.50% Senior Notes 2012 Series due August 1, 2012 (listed on the Luxembourg Stock Exchange)	94975CAL1 (US94975CAL19)

For the remaining series, the table included in this news release provides the aggregate principal amount tendered and accepted.

Wells Fargo & Company is a diversified financial services company with $397 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,900 stores and the internet (wellsfargo.com) across North America and elsewhere internationally.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about the Company. Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company is not obligated to update them to reflect changes that occur after that date. The Company’s 2003 Annual Report on Form 10-K and March 31, 2004 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission describe factors that could cause actual results to differ from expectations.

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TENDER OFFER RESULTS

Issuer	Title of Securities	CUSIP Number/ (ISIN Number)	Aggregate Principal Amount Tendered and Accepted
Servus Financial Corporation*	7.00% Subordinated Notes due July 15, 2005	336294AG8 (US336294AG88)	$69,694,000

Wells Fargo Financial, Inc.	7.00% Senior Notes due November 1, 2005	94975CAB3 (US94975CAB37)	$98,546,000

Wells Fargo Financial, Inc.	6.125% Senior Notes due February 15, 2006[1]	94975CAD9 (US94975CAD92)	$227,813,000

Servus Financial Corporation*	6.875% Senior Notes due November 15, 2006	336294AH6 (US336294AH61)	$105,699,000

Wells Fargo Financial, Inc.**	7.20% Senior Notes 2007 Series due May 1, 2007	669383DH1 (US669383DH15)	$65,325,000

Wells Fargo Financial, Inc.	4.875% Senior Notes 2007 Series due June 12, 2007[1]	94975CAK3 (US94975CAK36)	$299,150,000

Wells Fargo & Company***	6.75% Medium-Term Fixed Rate Notes, Series H due June 15, 2007	66938FJT2 (US66938FJT21)	$112,935,000

Wells Fargo Financial, Inc.	7.47% Senior Medium-Term Notes due August 8, 2007	9497E5AA0 (US9497E5AA09)	$45,725,000

Wells Fargo Financial, Inc.**	6.375% Senior Notes 2007 Series due December 1, 2007	669383DP3 (US669383DP31)	$38,929,000

Wells Fargo Financial, Inc.**	6.25% Senior Notes 2007 Series due December 15, 2007	669383DD0 (US669383DD01)	$36,752,000

Wells Fargo Financial, Inc.	5.875% Senior Notes 2008 Series due August 15, 2008[1]	94975CAF4 (US94975CAF41)	$366,442,000

Wells Fargo Financial, Inc.**	5.625% Senior Notes due February 3, 2009	669383DR9 (US669383DR96)	$129,327,000

Wells Fargo Financial, Inc.**	6.85% Senior Notes 2009 Series due July 15, 2009	669383DK4 (US669383DK44)	$128,345,000

Wells Fargo Financial, Inc.	6.125% Senior Notes 2012 Series due April 18, 2012[1]	94975CAJ6 (US94975CAJ62)	$289,301,000

Wells Fargo & Company***	6.65% Subordinated Debentures due October 15, 2023	669380AW7 (US669380AW79)	$126,193,000

Wells Fargo & Company***	6.75% Medium-Term Fixed Rate Notes, Series J due December 15, 2027	66938FJU9 (US66938FJU93)	$113,429,000

[1]	Listed on the Luxembourg Stock Exchange.
*	Originally issued by First Security Corporation. After expiration of the offers, the Company anticipates that it will cause Servus Financial Corporation to be merged into one of its wholly-owned subsidiaries.
**	Originally issued under the name Norwest Financial, Inc., now known as Wells Fargo Financial, Inc.
***	Originally issued under the name Norwest Corporation, now known as Wells Fargo & Company.

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